AMENDMENT TO COMPLY WITH THE WORKER, RETIREE, AND EMPLOYER RECOVERY ACT OF 2008 AND THE SMALL BUSINESS JOBS ACT OF 2010

This amendment of the Plan is adopted to comply with the requirements of the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA) and the Small Business Jobs Act of 2010 (SBJA). This amendment is to be construed in accordance with such laws. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the provisions of this amendment are specifically amended.

This amendment shall supersede any previous amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

CAPITOL BANCORP LIMITED RETIREMENT PLAN

The Plan named above gives the undersigned the right to amend it at any time. According to that right, the Plan is amended as follows:

By adding the following to the definition of Eligible Retirement Plan in the DEFINITIONS SECTION of Article I:

> For taxable years beginning on or after January 1, 2011, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include another designated Roth account of such individual under an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

If the Plan allows Roth Elective Deferral Contributions and Rollover Contributions from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state (as specified in the ROLLOVER CONTRIBUTIONS SECTION of Article III), by adding the following modification to the allowed rollover(s):

> Beginning January 1, 2011, a Rollover Contribution that is a direct rollover from an eligible plan under Code Section 457(b) shall include any portion of a designated Roth account. A Rollover Contribution that is a participant rollover from an eligible plan under Code Section 457(b) shall include distributions of a designated Roth account (only to the extent such amount would otherwise be includible in a Participant's gross income).

If the Plan does not allow Roth Elective Deferral Contributions, but does allow Rollover Contributions from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state (as specified in the ROLLOVER CONTRIBUTIONS SECTION of Article III), by adding the following modification to the allowed rollover(s):

> Beginning January 1, 2011, a Rollover Contribution that is a direct rollover from an eligible plan under Code Section 457(b) shall exclude any portion of a designated Roth account. A Rollover Contribution that is a participant rollover from an eligible plan under Code Section 457(b) shall exclude distributions of a designated Roth account.

By adding the following as the second paragraph in the APPLICATION SECTION of Article VII:

> Notwithstanding the provisions of this article, a Participant or Beneficiary who would have been required to receive required minimum distributions (described in the REQUIRED MINIMUM DISTRIBUTIONS SECTION of this article) for 2009 but for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 required minimum distributions or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 required minimum distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Designated Beneficiary, or for a period of at least 10 years, will receive those required minimum distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Solely for purposes of applying the provisions of the DIRECT ROLLOVERS SECTION of Article X, required minimum distributions made for 2009 will be treated as Eligible Rollover Distributions.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the undersigned, as plan sponsor, has made the decision to adopt this plan amendment. The undersigned is acting in reliance on their own discretion and on the legal and tax advice of their own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 20th day of October, 2011 , ________.

For the Employer

By: [signature]

Corporate President
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